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                                                                   EXHIBIT 23(d)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-4 of Engineering Animation, Inc., (the "Company") of our report dated April 20, 1998 relating to the consolidated financial statements of Sense8 Corporation, which appears in the Current Report on Form 8-K/A of the Company dated July 17, 1998.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
San Jose, California
August 20, 1998